UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 18, 2024
Pinstripes Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-41236	86-2556699
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1150 Willow Road
Northbrook, IL 60062
(Address of Principal Executive Offices)
Registrant’s telephone number, including area code: (847) 480-2323

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Ticker symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	PNST	New York Stock Exchange
Redeemable Warrants, each exercisable for one share of Class A common stock, exercise price of $11.50 per share	PNST.WS	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
Item 1.01. Entry into Material Definitive Agreement
On April 18, 2024, Pinstripes, Inc., a Delaware corporation (“Pinstripes”), a wholly-owned subsidiary of Pinstripes Holdings, Inc., a Delaware corporation (the “Company”), entered into a Distribution Capabilities and Proposal for Pinstripes, Inc. (the “Distribution Agreement”) with Edward Don & Company LLC (the “Distributor”). The Distribution Agreement supersedes the Distribution Capabilities and Proposal for Pinstripes, Inc., dated as of March 1, 2010 between the Distributor and Pinstripes.
Pursuant to the Distribution Agreement, Pinstripes has agreed that the Distributor will act as the primary distribution partner for non-food supplies and equipment to Pinstripes. The Distribution Agreement will continue for a period of five years or until total purchases, net of returns and credits, reach $20.0 million (the “Initial Term”), with such Initial Term automatically renewing for successive one-year terms unless either party provides the other party with at least 90 days’ written notice before the start of the new contract term. The Distribution Agreement may be terminated by, among other things, (i) either party for convenience with ninety (90) days prior written notice, (ii) the Distributor upon notice to Pinstripes, if Pinstripes fails to timely pay any amount due to the Distributor within ten days after written notice from the Distributor, or (iii) by the Distributor, upon 30 days written notice to Pinstripes, if Pinstripes’ financial position deteriorates materially, determined by the Distributor in its sole judgment, or the Distributor becomes aware of any circumstances that, in the Distributor’s sole judgment, materially impacts Pinstripes’ ability to meet its financial obligations when due.
The foregoing description of the Distribution Agreement is qualified in its entirety by reference to the complete terms and conditions of the Distribution Agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits

(c) Exhibits:

Exhibit No.	Description
10.1*	Distribution Capabilities and Proposal for Pinstripes, Inc. with Edward Don & Company
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)
* Certain confidential portions of this exhibit were omitted by means of marking such portions with asterisks because the identified confidential portions (i) are not material and (ii) would be competitively harmful if publicly disclosed.
SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Pinstripes Holdings, Inc.

Dated: April 23, 2024	/s/ Anthony Querciagrossa
Anthony Querciagrossa
Chief Financial Officer